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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

           -----------------------------------------------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

            INTRUST                            INTRUST
     FINANCIAL CORPORATION                  CAPITAL TRUST
--------------------------------   ---------------------------------
  (Exact Name of Registrant            (Exact Name of Registrant
 as Specified in its Charter)          as Specified in its Charter)

            Kansas                             Delaware
--------------------------------   ---------------------------------
    (State of Incorporation             (State of Incorporation
       or Organization)                    or Organization)

         48-0937376                          43-1798058
--------------------------------   ---------------------------------
  (IRS Employer Identification        (IRS Employer Identification
            Number)                             Number)


                                     c/o INTRUST FINANCIAL CORPORATION
105 North Main Street, Box One         105 North Main Street, Box One
    Wichita, Kansas 67202                  Wichita, Kansas  67202
--------------------------------   ---------------------------------
  (Address of Principal                  (Address of Principal
    Executive Offices)                     Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the follow box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to A.(d), check the following box. / /

Securities Act registration statement file number to which this form relates:
333-40779 and 333-40779-01.

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    Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered         Name of Each Exchange on Which
                                                Each Class is to be Registered

---% Cumulative Trust Preferred                 American Stock Exchange, Inc.
Securities (and the Guarantee with
respect thereto)

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      For a full description of the ----% Cumulative Trust Preferred
Securities (the "Preferred Securities") issued by INTRUST Capital Trust, a Delaware statutory business trust (the "Trust"), and the guarantee with respect to the Preferred Securities issued by INTRUST Financial Corporation, a Kansas corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos. 333-40779 and 333-40779-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission ("SEC") on November 21, 1997, under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus, as amended from time to time, are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be deemed incorporated by reference into this Registration
Statement on Form 8-A.

ITEM 2.  EXHIBITS

         2.1         Certificate of Trust of INTRUST Capital Trust.  Incorporated by
                     reference to Exhibit 4.3 to the Registration Statement.

         2.2(a) Trust Agreement of INTRUST Capital Trust. Incorporated by reference to Exhibit 4.4 to the Registration Statement.

         2.2(b) Form of Amended and Restated Trust Agreement. Incorporated by reference to Exhibit 4.5 to the Registration Statement.

         2.3         Form of Preferred Security Certificate of INTRUST Capital Trust.
                     Incorporated by reference to Exhibit 4.6 to the Registration Statement
                     (included as an exhibit to Exhibit 4.5 to the Registration Statement).

         2.4         Form of Preferred Securities Guarantee Agreement.  Incorporated by
                     reference to Exhibit 4.7 to the Registration Statement.

         2.5         Form of Indenture between INTRUST Financial Corporation and State Street
                     Bank and Trust Company, as Trustee.  Incorporated by reference to
                     Exhibit 4.1 to the Registration Statement.

         2.7         Form of Subordinated Debenture.  Incorporated by reference to Exhibit 4.2 to the Registration Statement (included as an exhibit to Exhibit 4.1 to the Registration Statement).

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                               SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:  January 6, 1998

INTRUST FINANCIAL CORPORATION       INTRUST CAPITAL TRUST

      /s/ Jay L. Smith                          /s/ Jay L. Smith
-------------------------------     ------------------------------------
Jay L. Smith                        Jay L. Smith
Senior Vice President and           Trustee
Chief Financial Officer
(Principal Financial and Principal
Accounting Officer)

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